Bacterin International Signs Its Fourth National GPO Contract with the Premier healthcare alliance

BELGRADE, Mont., July 10, 2012 /PRNewswire/ -- Bacterin International Holdings, Inc. (NYSE Amex: BONE), a leader in the development of revolutionary bone graft material and antimicrobial coatings for medical applications, announces its fourth national GPO (group purchasing organization) contract, a three-year agreement with the Premier healthcare alliance, one of the nations largest GPOs, serving over 2,600 hospitals and more than 84,000 other healthcare sites that represent over $43 billion in annual purchasing power. The agreement provides Bacterin's full biologic portfolio, including OsteoSponge®, OsteoSelect® DBM Putty, OsteoWrap®, OsteoLock®, BacFast®, hMatrix®, Sports Medicine Allografts, and traditional allografts for specially negotiated pricing to the nationwide network of hospitals and medical practices served by Premier. The group purchasing agreement became effective, after performing months of research and evaluation of the Bacterin product lines.

"We are pleased to partner with Premier, a world leader in helping deliver measurable improvements in care," said Guy Cook, Chairman and CEO of Bacterin International. "Bacterin has helped many healthcare institutions recognize cost savings on biologics by providing quality allografts with proven clinical efficacy. Receiving this award will help us reach additional hospitals and surgical centers within the Premier network of facilities and continue our commitment to reducing excessive spend while surpassing the needs of our surgeons and their patients."

About the Premier Healthcare Alliance, Malcolm Baldrige National Quality Award recipient

Premier is a performance improvement alliance of more than 2,600 U.S. hospitals and 84,000-plus other healthcare sites using the power of collaboration to lead the transformation to high-quality, cost-effective care. Owned by hospitals, health systems and other providers, Premier maintains the nation's most comprehensive repository of clinical, financial and outcomes information and operates a leading healthcare purchasing network. A world leader in helping deliver measurable improvements in care, Premier has worked with the Centers for Medicare & Medicaid Services and the United Kingdom's National Health Service North West to improve hospital performance. Headquartered in Charlotte, N.C., Premier also has an office in Washington. https://premierinc.com

About Bacterin

Bacterin International Holdings, Inc. (NYSE Amex: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold to promote bone, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses bioactive coatings for various medical device applications. Bacterin's strategic coating initiatives include antimicrobial coatings designed to inhibit biofilm formation and microbial contamination. For further information, please visit http://www.bacterin.com

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Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to launch beta and full product releases, the Company's ability to obtain FDA concurrence use for anti-microbial coatings in a timely manner; the Company's ability to meet its obligations under existing and anticipated contractual obligations; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

INVESTOR INQUIRIES:

Hayden IR

James Carbonara, Regional Vice President, 646-755-7412

james@haydenir.com

Brett Maas, 646-536-7331

brett@haydenir.com